Exhibit 99.1

Contact:	Investors:
Michael J. Lambert	Patrick F. Williams
EVP & Chief Financial Officer	Vice President, Industry & Investor Relations
NuVasive, Inc.	NuVasive, Inc.
858-909-3394	858-638-5511
investorrelations@nuvasive.com	investorrelations@nuvasive.com

Media:
Nicholas S. Laudico
The Ruth Group
646-536-7030
nlaudico@theruthgroup.com

NUVASIVE REPORTS FOURTH QUARTER 2011 FINANCIAL RESULTS

•	Fourth quarter 2011 total revenue of $150.2 million; up 16.2% from fourth quarter 2010 and up 13.0% from third quarter 2011

•	Full year 2011 total revenue of $540.5 million; up 13.0% from the full year 2010

•	GAAP net loss of $10.0 million, or $0.24 per share, for the fourth quarter 2011 and $69.8 million, or $1.73 per share, for the full year 2011

•	Non-GAAP earnings of $11.4 million, or $0.27 per share, for the fourth quarter 2011 and $43.9 million, or $1.07 per share, for the full year 2011

SAN DIEGO, February 22, 2012 - NuVasive, Inc. (Nasdaq: NUVA) a medical device company focused on developing minimally disruptive surgical products and procedures for the spine, announced today financial results for the quarter and for the full year ended December 31, 2011.

Alex Lukianov, Chairman and Chief Executive Officer, said, “Our financial performance in 2011 attests to the exceptional execution of our market share taking strategy, which drove revenue growth of 13% within a challenged US spine market that did not grow. I am very proud of the NuVasive family accomplishments to establish us as one of the top global spine companies with innovative surgical solutions that address the entire spine.”

Mr. Lukianov continued, “As the spine market shifts toward more minimally invasive procedures, NuVasive is ready to further penetrate the market and we expect to again lead the industry in market share gains in 2012. Normalized for the full year impacts of certain 2011 events, we expect to improve the operating profile of our business in 2012, with a pre-tax earnings growth rate nearly two times the rate of revenue growth. Through the breadth of our procedural offerings, increased global expansion, and continued focus on superior clinical outcomes, we are well positioned to achieve our longer term goal of becoming the #3 company in spine with $1 billion in revenue and a greatly improved profitability profile.”

NuVasive reported fourth quarter 2011 revenue of $150.2 million, a 16.2% increase over the $129.3 million for the fourth quarter 2010 and a 13.0% increase over the $132.9 million reported for the third quarter 2011.

Gross profit for the fourth quarter 2011 was $113.1 million and gross margin was 75.3%, compared to a gross profit of $106.2 million and a gross margin of 82.1% for the fourth quarter 2010. For the third quarter 2011, gross profit was $106.9 million and gross margin was 80.4%. Gross profit for the full year 2011 was $428.4 million and gross margin was 79.3%, compared to a gross profit of $393.1 million and gross margin of 82.2% for the full year 2010.

Total operating expenses for the fourth quarter 2011 were $122.9 million compared to $94.9 million in the fourth quarter 2010 and $198.3 million in the third quarter 2011. The higher operating expenses in the fourth quarter 2011 compared to the prior year resulted primarily from an intangible asset impairment charge and additional costs associated with higher revenue and infrastructure expansion. Full year 2011 operating expenses were $513.4 million compared to $361.0 million reported for the full year 2010. The higher operating expenses in 2011 resulted primarily from a charge related to intellectual property litigation, an intangible asset impairment charge, and additional costs associated with higher revenue and infrastructure expansion.

On a GAAP basis, the Company reported a net loss of $10.0 million, or $0.24 per share, for the fourth quarter 2011, and a net loss of $69.8 million, or $1.73 per share for the full year 2011.

On a Non-GAAP basis, the Company reported net income of $11.4 million, or $0.27 per share, for the fourth quarter 2011, and net income of $43.9 million, or $1.07 per share, for the full year 2011. The Non-GAAP earnings per share calculations for the fourth quarter and full year exclude, respectively, (i) non-cash stock-based compensation of $8.3 million and $32.1 million; (ii) certain intellectual property litigation expenses of $1.3 million and $7.0 million; (iii) litigation award expense of nil and $101.2 million; (iv) amortization of intangible assets of $2.4 million and $6.6 million; (v) acquisition related items of $1.4 million and $3.8 million; (vi) non-cash interest expense on convertible notes of $3.0 million and $6.1 million; (vii) the positive impact from certain transactions associated with convertible notes activity of $0.4 million and $2.1 million; (viii) certain discrete tax items of $0.3 million and $6.6 million; and (ix) an intangible asset impairment charge of $18.2 million and $18.2 million.

Cash, cash equivalents and short and long-term marketable securities were $342.2 million at December 31, 2011.

2012 Full Year Financial Guidance

Compared to 2011 financial results, 2012 guidance reflects the full year impacts of convertible note activity, the Impulse Monitoring business, an accrual for estimated patent litigation royalties, and a tax expense rate in comparison to a tax benefit rate.

•	Revenue of approximately $615 million

•	GAAP EPS of approximately $0.09

•	Non-GAAP EPS of approximately $0.93

•	Non-GAAP Operating Margin of approximately 14%

•	GAAP effective tax expense rate of approximately 60%

•	Non-GAAP effective tax expense rate of approximately 40%

Reconciliation of Full Year EPS Guidance

2012 Guidance [1]
GAAP earnings (loss) per share guidance	$0.09
Non-cash stock-based compensation	0.46
Certain intellectual property litigation expenses	0.03
Amortization of intangible assets	0.16
Acquisition related items [2]	0.02
Non-cash interest expense on convertible notes	0.17

Non-GAAP earnings per share guidance	$0.93

Weighted shares outstanding - basic [2]	43,500

Weighted shares outstanding - diluted [3]	45,000

[1] Effective tax rate of ~60% applied to GAAP earnings and ~40% applied to Non-GAAP adjustments

[2] Acquisition related items include expenses associated with prior M&A activity and as incurred

[3] Weighted shares outstanding shown as pre “if-converted” method

2012 Guidance Reconciliation of Non-GAAP Operating Margin %

	FY 11 Actual	FY 12 Guidance
Gross Margin % [A]	79.3%	~76.0%

Non-GAAP Operating Expenses [B]	63.8%	~62.0%
Non-cash stock-based compensation	5.9%	~5.5%
Certain intellectual property litigation expenses	1.3%	~0.5%
Litigation award	18.7%	-
Amortization of intangible assets	1.2%	~2.0%
Acquisition related items*	0.7%	~0.2%
Intangible asset impairment charge	3.4%	-

GAAP Operating Expenses	95.0%	~70.2%

Non-GAAP Operating Margin % [A-B]	15.5%	~14.0%

  * Acquisition related items include expenses associated with prior M&A activity and as incurred

Reconciliation of Non-GAAP Information

Management uses certain Non-GAAP financial measures such as Non-GAAP earnings per share, which exclude non-cash stock-based compensation, certain intellectual property litigation expenses, a litigation award expense, amortization of intangible assets, acquisition related items, non-cash interest expense on convertible notes, a positive impact from certain transactions associated with convertible notes activity, certain discrete tax items, and an intangible asset impairment charge. Management does not consider these costs in evaluating the continuing operations of the Company. Therefore, management calculates the Non-GAAP financial measures provided in this earnings release excluding these costs and uses these Non-GAAP financial measures to enable it to analyze further, and more consistently, the period-to-period financial performance of its core business operations. Management believes that providing investors with these Non-GAAP measures gives them additional important information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These Non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from Non-GAAP measures used by other companies. Set forth below are reconciliations of the Non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of Fourth Quarter 2011 Results

(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	(Loss) Earnings Per Share

GAAP net loss		$(10,036)	$(0.24)
Impact of change from basic to diluted share count			-

GAAP net loss, adjusted to diluted share count		$(10,036)	$(0.24)
Non-cash stock-based compensation	$8,281	5,134	0.12
Certain intellectual property litigation expenses	1,254	777	0.02
Amortization of intangible assets	2,368	1,468	0.04
Acquisition related items	1,437	891	0.02
Non-cash interest expense on convertible notes	3,033	1,880	0.04
Certain transactions associated with convertible notes activity	(390)	(242)	(0.01)
Certain discrete tax items	300	300	0.01
Intangible asset impairment charge	18,167	11,264	0.26

Non-GAAP earnings		$11,437	$0.27

GAAP weighted shares outstanding - basic and diluted			42,172

Non-GAAP weighted shares outstanding - diluted			42,690

Reconciliation of Full Year 2011 Results

(in thousands, except per share data)	Pre-Tax Adjustments	Net of Tax	(Loss) Earnings Per Share

GAAP net loss		$(69,849)	$(1.73)
Impact of change from basic to diluted share count			0.04

GAAP net loss, adjusted to diluted share count		$(69,849)	$(1.69)
Non-cash stock-based compensation	$32,070	19,883	0.48
Certain intellectual property litigation expenses	6,974	4,324	0.10
Litigation award	101,200	62,744	1.52
Amortization of intangible assets	6,609	4,098	0.10
Acquisition related items	3,774	2,340	0.06
Non-cash interest expense on convertible notes	6,108	3,787	0.09
Certain transactions associated with convertible notes activity	(2,056)	(1,275)	(0.03)
Certain discrete tax items	6,616	6,616	0.16
Instangible asset impairment charge	18,167	11,264	0.27

Non-GAAP earnings		$43,932	$1.07

GAAP weighted shares outstanding - basic and diluted			40,372

Non-GAAP weighted shares outstanding - diluted			41,231

Conference Call

NuVasive will hold a conference call today at 5:30 p.m. ET / 2:30 p.m. PT to discuss the results. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the investor relations page of the Company’s corporate website at www.nuvasive.com.

After the live webcast, the call will remain available on NuVasive’s website, www.nuvasive.com, through March 23, 2012. In addition, a telephonic replay of the call will be available until March 7, 2012. The replay dial-in numbers are 1-877-870-5176 for domestic callers and 1-858-384-5517 for international callers. Please use pin number 385036.

About NuVasive

NuVasive is a medical device company focused on developing minimally disruptive surgical products and procedurally integrated solutions for the spine. The Company is the 5th largest player in the $7.8 billion global spine market.

NuVasive’s principal product offering is based on its Maximum Access Surgery, or MAS® platform. The MAS platform combines several categories of solutions that collectively minimize soft tissue disruption during spine surgery with maximum visualization and safe, easy reproducibility for the surgeon: a proprietary software-driven nerve avoidance system and intra-operative monitoring support; MaXcess®, a unique split-blade retractor system; a wide variety of specialized implants; and several biologic fusion enhancers. MAS significantly reduces surgery time and returns patients to activities of daily living much faster than conventional approaches. Having redefined spine surgery with the MAS platform’s lateral approach, known as eXtreme Lateral Interbody Fusion, or XLIF®, NuVasive has built an entire spine franchise. With over 70 products today spanning lumbar, thoracic and cervical applications, the Company will continue to expand and evolve its offering predicated on its R&D focus and dedication to outstanding service levels supported by a culture of Absolute Responsiveness®.

NuVasive cautions you that statements included in this press release that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts and the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability; the uncertain process of seeking regulatory approval or clearance for NuVasive’s products or devices, including risks that such process could be significantly delayed; the possibility that the FDA may require significant changes to NuVasive’s products or clinical studies; the risk that products may not perform as intended and may therefore not achieve commercial success; the risk that competitors may develop superior products or may have a greater market position enabling more successful commercialization; the risk that additional clinical data may call into question the benefits of NuVasive’s products to patients, hospitals and surgeons; and other risks and uncertainties more fully described in NuVasive’s press releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

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NuVasive, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2011	2010	2011	2010

Revenue	$150,194	$129,304	$540,506	$478,237
Cost of goods sold (excluding amortization of purchased technology)	37,062	23,102	112,111	85,139

Gross profit	113,132	106,202	428,395	393,098

Operating expenses:
Sales, marketing and administrative	92,732	82,018	346,757	312,122
Research and development	9,584	11,490	40,703	43,479
Amortization of intangible assets	2,368	1,360	6,609	5,407
Intangible asset impairment charge	18,167	—	18,167	—
Litigation award	—	—	101,200	—

Total operating expenses	122,851	94,868	513,436	361,008

Interest and other expense, net:
Interest income	241	193	832	760
Interest expense	(6,971)	(1,667)	(17,933)	(6,672)
Other (expense) income, net	(225)	(345)	2,078	(264)

Total interest and other expense, net	(6,955)	(1,819)	(15,023)	(6,176)

(Loss) income before income taxes	(16,674)	9,515	(100,064)	25,914
Income tax (benefit) expense	(6,328)	(52,018)	(29,043)	(50,619)

Consolidated net (loss) income	$(10,346)	$61,533	$(71,021)	$76,533

Net loss attributable to noncontrolling interests	$(310)	$(399)	$(1,172)	$(1,752)

Net (loss) income attributable to NuVasive, Inc.	$(10,036)	$61,932	$(69,849)	$78,285

Net (loss) income per share attributable to NuVasive, Inc.:
Basic	$(0.24)	$1.57	$(1.73)	$1.99

Diluted	$(0.24)	$1.39	$(1.73)	$1.85

Weighted average shares outstanding:
Basic	42,172	39,486	40,372	39,251

Diluted	42,172	45,488	40,372	45,514

Stock-based compensation is included in operating expenses in the following categories:
Sales, marketing and administrative	$7,627	$6,099	$29,583	$24,945
Research and development	654	822	2,487	3,280

	$8,281	$6,921	$32,070	$28,225

NuVasive, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$163,492	$92,597
Short-term marketable securities	146,228	86,458
Accounts receivable, net	88,350	74,361
Inventory	119,313	107,577
Deferred tax assets	54,550	4,425
Prepaid expenses and other current assets	19,904	6,353

Total current assets	591,837	371,771
Property and equipment, net	124,754	102,165
Long-term marketable securities	32,503	50,635
Intangible assets, net	108,140	107,121
Goodwill	159,349	103,070
Deferred tax assets, non-current	19,857	52,033
Restricted cash and investments	68,600	5,529
Other assets	18,522	9,705

Total assets	$1,123,562	$802,029

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$51,744	$58,995
Accrued payroll and related expenses	22,215	17,266
Litigation liability	101,200	-
Acquisition-related liabilities	32,221	32,715

Total current liabilities	207,380	108,976
Senior Convertible Notes	394,019	230,000
Long-term acquisition-related liabilities	—	326
Deferred tax liabilities	3,952	3,685
Other long-term liabilities	13,461	12,810
Commitments and contingencies
Noncontrolling interests	10,705	11,877
Stockholders’ equity:
Common stock	42	40
Additional paid-in capital	674,790	545,114
Accumulated other comprehensive income	477	616
Accumulated deficit	(181,264)	(111,415)

Total stockholders’ equity	494,045	434,355

Total liabilities and stockholders’ equity	$1,123,562	$802,029

NuVasive, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	0000000000	0000000000	0000000000
	Year Ended December 31,

	2011	2010	2009

Operating activities:
Consolidated net (loss) income	$(71,021)	$76,533	$4,437
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	36,242	36,737	29,841
Deferred income tax benefit	(30,967)	(53,664)	—
Amortization of debt discount	6,108	—	—
Amortization of debt issuance costs	1,816	1,493	1,493
Stock-based compensation	32,070	28,225	23,793
Intangible asset impairment charge	18,167	—	—
Loss on repurchase of Senior Convertible Notes, net	332	—	—
Gain recognized on change in fair value of derivatives	(2,387)	—	—
Leasehold abandonment (reversal)	—	—	(1,997)
Allowance for doubtful accounts and sales return reserve	1,345	(995)	2,211
Allowance for excess and obsolete inventory, net of write-offs	6,028	1,607	2,297
Accretion of contingent consideration	980	962	5
Other non-cash adjustments	5,247	3,844	1,861
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(9,929)	(17,865)	(7,828)
Inventory	(17,170)	(18,664)	(23,133)
Prepaid expenses and other current assets	(14,396)	(2,105)	6
Accounts payable and accrued liabilities	(3,385)	11,596	5,932
Litigation liability	101,200	—	—
Accrued payroll and related expenses	2,685	(1,877)	7,501

Net cash provided by operating activities	62,965	65,827	46,419
Investing activities:
Cash paid for acquisitions and investments	(35,375)	(973)	(46,055)
Purchases of property and equipment	(53,370)	(45,846)	(32,878)
Purchases of marketable securities	(253,210)	(203,415)	(157,278)
Sales of marketable securities	151,966	204,439	108,308
Purchases of restricted investment	(4,536)	—	—
Payment for specific rights in connection with supply agreement, net of refund received	(5,000)	—	—
Other assets	(2,199)	—	—

Net cash used in investing activities	(201,724)	(45,795)	(127,903)
Financing activities:
Proceeds from the sale of warrants	47,898	—	—
Proceeds from the issuance of convertible debt, net of issuance costs	391,445	—	—
Purchase of convertible note hedges	(80,097)	—	—
Repurchase of 2013 Senior Convertible Notes	(154,164)	—	—
Tax benefits related to stock-based compensation awards	463	186	1,902
Proceeds from the issuance of common stock	6,852	14,831	12,556
Payment of contingent consideration	(1,800)	—	—
Other assets	(718)	(7,935)	—

Net cash provided by financing activities	209,879	7,082	14,458
Effect of exchange rate changes on cash	(225)	70	121

Increase (decrease) in cash and cash equivalents	70,895	27,184	(66,905)
Cash and cash equivalents at beginning of year	92,597	65,413	132,318

Cash and cash equivalents at end of year	$163,492	$92,597	$65,413